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                                 EXHIBIT  23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus Supplement dated September 16, 1996 of our report dated January 22, 1996, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1995 and 1994 and for the three years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".



                                        /s/ COOPERS & LYBRAND L.L.P.
                                        ------------------------------
                                            Coopers & Lybrand L.L.P.


September 16, 1996
New York, New York